Exhibit 31.4

CERTIFICATION

I, Rodney E. Schwatken, certify that:

1.I have reviewed this amendment on Form 10-K/A to the annual report on Form 10-K of Novation Companies, Inc., as filed with the Securities and Exchange Commission on March 2, 2015;

2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date:	April 30, 2015	/s/ Rodney E. Schwatken
Rodney E. Schwatken
Chief Financial Officer